Exhibit 10.5

Termination Agreement

June 1, 2016

Kohlberg Kravis Roberts & Co. L.P.

2800 Sand Hill Road, Suite 94025

Menlo Park, California 94025

Ladies and Gentlemen:

Reference is made to the Amended and Restated Consulting Agreement (the “Consulting Agreement”), dated as of November 23, 2009, among US Foods Holdings Corp. (formally known as USF Holding Corp.) (the “Parent”), US Foods, Inc. (formally known as U.S. Foodservice, Inc.) (the “Company”), a wholly owned subsidiary of the Parent, and Kohlberg Kravis Roberts & Co. L.P. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Consulting Agreement.

Upon the terms and conditions of this letter agreement, the parties hereby agree to terminate the Consulting Agreement pursuant to Section 13 thereof, in connection with the Company’s initial public offering of shares of its common stock pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-209442) (the “IPO”). In connection with and as consideration for such termination, the Company agrees to pay in cash a fee of $15,330,135.51 million to Kohlberg Kravis Roberts & Co. L.P. (the “Termination Fee”) on the closing date of the Company’s IPO and, in consideration thereof, Kohlberg Kravis Roberts & Co. L.P. will waive any right to any Transaction Fee in connection with the IPO. Upon the payment of the Termination Fee, the Consulting Agreement will terminate, provided that Sections 3 and 4 thereof shall survive solely as to any portion of any Transaction Fee accrued, but not paid or reimbursed, prior to such termination. The termination of the Consulting Agreement shall not affect the Indemnification Agreement which shall survive such termination.

This letter agreement may be executed in any number of counterparts, with each executed counterpart constituting an original, but all together one and the same instrument. This letter agreement sets forth the entire understanding and agreement among the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. This letter agreement is governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within that state.

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If the foregoing is in accordance with your understanding and agreement, please sign and return this letter agreement, whereupon this letter agreement shall constitute a binding agreement with respect to the matters set forth herein.

Sincerely,

US FOODS HOLDING CORP.

/s/ Juliette Pryor
Name:	Juliette Pryor
Title:	Executive Vice President, General Counsel and Chief Compliance Officer

US FOODS, INC.

/s/ Juliette Pryor
Name:	Juliette Pryor
Title:	Executive Vice President, General Counsel and Chief Compliance Officer

Acknowledged and agreed as of the date first above written:

KOHLBERG KRAVIS ROBERTS & CO. L.P.

By:	KKR Management Holdings L.P.
its General Partner

By:	KKR Management Holdings Corp.,
its General Partner

/s/ William J. Janetschek
Name:	William J. Janetschek
Title:	Vice President

[Signature Page to Letter Agreement Terminating KKR Consulting Agreement]